 Exhibit 23.1
                     As filed with the Securities and Exchange Commission on November 20, 2000
                                                                                    Registration No. 333-__________
====================================================================================================================

                                        SECURITIES AND EXCHANGE COMMISSION
                                              Washington, D.C. 20549

                                                     Form S-8
                                              REGISTRATION STATEMENT
                                                       Under
                                            The Securities Act of 1933
                                                  ---------------

                                               PS BUSINESS PARKS, INC.
                              (Exact name of registrant as specified in its charter)

                                                    California
                          (State or other jurisdiction of incorporation or organization)

                                                    95-4300881
                                       (I.R.S. Employer Identification No.)

                                                701 Western Avenue
                                          Glendale, California 91201-2349
                              (Address of Principal Executive Offices with Zip Code)

                                        PUBLIC STORAGE PROFIT SHARING PLAN
                                    (To be renamed PS 401(k)/Profit Sharing Plan)
                                             (Full Title of the Plan)

                                               RONALD L. HAVNER, JR.
                                              PS Business Parks, Inc.
                                                701 Western Avenue
                                          Glendale, California 91201-2349
                                                  (818) 244-8080
                             (Name, address, including zip code, and telephone number,
                                    including area code, of agent for service)
                                                  ---------------

                                                  With a copy to:

                                               DAVID GOLDBERG, ESQ.
                                              PS Business Parks, Inc.
                                                701 Western Avenue
                                          Glendale, California 91201-2349
                                                  ---------------

                                          CALCULATION OF REGISTRATION FEE

====================================================================================================================

                                                             Proposed maximum      Proposed maximum       Amount of
Title of securities to be registered     Amount to be       offering price per    aggregate offering    registration
                                          registered              share                  price               fee
--------------------------------------------------------------------------------------------------------------------

Common Stock, $.01 par value per
share..............................      1,000,000 (1)          $26.64 (2)           $26,640,000 (2)      $7,032.96
====================================================================================================================

(1)    In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

(2)    Estimated pursuant to Rule 457(h) under the Securities Act of 1933 as of November 15, 2000 solely for the purpose of calculating the registration fee.

                                                      PART I

                               INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         Documents containing the information required to be provided in this Part I will be separately sent or given to employees participating in the Public Storage Profit Sharing Plan (to be renamed the PS 401(k)/Profit
Sharing Plan) (the "Plan"), as contemplated by Rule 428(b)(1) under the Securities Act of 1933, as amended (the
"Securities Act"). In accordance with the instructions to Part I of Form S-8, such documents will not be filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act.

                                                      PART II

                                INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  Incorporation of Documents by Reference

         PS Business Parks, Inc. (the "Company") hereby incorporates by reference into this Registration
Statement the following documents:

         (a)      The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1999;

         (b)      The Company's Current Report on Form 8-K dated December 30, 1999 (filed January 10, 2000), as amended by a Form 8-K/A dated December 30, 1999 (filed March 13, 2000);

         (c)      The Company's Current Report on Form 8-K dated March 7, 2000 (filed March 8, 2000);

         (d)      All reports filed by the Company with the Commission under Section 13(a) or 15(d) of the
Securities Exchange Act of 1934, as amended (the "Exchange Act"), since December 31, 1999;

         (e)      The description of the Company's Common Stock (formerly Common Stock Series A), $.01 par value per share, contained in the Company's Registration Statement on Form 8-A, effective March 15, 1991, as supplemented by the description of the Company's Common Stock contained in the Prospectus dated June 2, 1999 included in the Company's Registration Statement on Form S-3 (File No. 333-78627);

         (f)      All documents subsequently filed by the Company pursuant to Section 13(a), 13(c), 14, or 15(d)
of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities remaining unsold.

         The Plan hereby incorporates by reference into this Registration Statement all documents subsequently filed by the Plan pursuant to Section 13(a), 13(c), 14, or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities remaining unsold.

         Any statement contained in a document incorporated or deemed to be incorporated by reference shall be deemed to be modified or superseded to the extent that a statement contained in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such prior statement. The documents required to be so modified or superseded shall not be deemed to constitute a part of this Registration Statement, except as so modified or superseded.

         To the extent that any proxy statement is incorporated by reference herein, such incorporation shall not include any information contained in such proxy statement which is not, pursuant to the Commission's rules, deemed to be "filed" with the Commission or subject to the liabilities of Section 18 of the Exchange Act.

ITEM 4.  Description of Securities

         A description of the Company's Common Stock, $.01 par value per share, is incorporated by reference under Item 3.

ITEM 5.  Interests of Named Experts and Counsel

         Not applicable.

ITEM 6.  Indemnification of Directors and Officers

         The Company's Restated Articles of Incorporation provide that the Company may indemnify the agents of the Company to the maximum extent permitted under California law. The Company has also entered into indemnity agreements with its management and non-management directors and executive officers.  The agreements permit the
Company to indemnify directors and executive officers to the maximum extent permitted under California law and prohibit the Company from terminating its indemnification obligations as to acts or omissions of any director or executive officer occurring before the termination.  The indemnification and limitations on liability permitted by the Restated Articles of Incorporation and the agreements are subject to the limitations set forth by
California law. The Company believes the indemnification agreements will assist it in attracting and retaining qualified individuals to serve as directors and executive officers of the Company.

ITEM 7.  Exemption From Registration Claimed

         Not applicable.

ITEM 8.  Exhibits

          Exhibit Number                              Description

                23.1                                  Consent of Independent Auditors.
                24.1                                  Power of Attorney (contained on page 5 of this Registration
                                                      Statement).

ITEM 9.  Undertakings

         (a)      The undersigned Registrant hereby undertakes:

                  (1)      To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                                    (i)     To include any prospectus required by Section 10(a)(3) of the
                           Securities Act;

                                    (ii)    To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                                    (iii)   To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                           provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or
                           Section 15(d) of the Exchange Act that are incorporated by reference in this
                           Registration Statement.

                  (2)      That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3)      To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

         (b)      The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section
15(d) of the Exchange Act and each filing of the Plan's annual report pursuant to Section 15(d) of the Exchange
Act that is incorporated by reference in this Registration Statement shall be deemed to be a new Registration
Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c)      The undersigned Registrant hereby undertakes that the Registrant has submitted or will submit the Plan and any amendment thereto to the Internal Revenue Service ("IRS") in a timely manner and has made or will make all changes required by the IRS in order to qualify the Plan.

         (d)      Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                                    SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Glendale, State of California, on the 20th day of November, 2000.

                                                          PS BUSINESS PARKS, INC.

                                                          By:   /S/ RONALD L. HAVNER, JR.
                                                                ------------------------------------------
                                                                Ronald L. Havner, Jr., President

         Pursuant to the requirements of the Securities Act of 1933, Public Storage Profit Sharing Plan (to be
renamed PS 401(k)/Profit Sharing Plan) has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Glendale, State of California, on the 20th day of
November, 2000.

                                                          PUBLIC STORAGE PROFIT SHARING PLAN
                                                          (to be renamed PS 401(k)/Profit Sharing Plan)

                                                          By:   /S/ HARVEY LENKIN
                                                                ------------------------------------------
                                                                Harvey Lenkin
                                                                Chairman, Administrative Committee

                                                 POWER OF ATTORNEY

         Each director and officer of PS Business Parks, Inc. whose signature appears below hereby authorizes
Ronald L. Havner, Jr. and Harvey Lenkin, and each of them, as attorney-in-fact and agent, with full powers of substitution and resubstitution, to sign on his behalf, individually and in each capacity stated below, any amendment, including post-effective amendments to this Registration Statement and/or to sign any related registration statement filed pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and in each case to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and
Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, with full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully as to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his substitute(s), may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

               Signature                                    Capacity                                   Date

                                                    Chairman of the Board, Chief Executive
        /S/ RONALD L. HAVNER, JR.                   Officer, President and Director              November 20, 2000
----------------------------------------            (principal executive officer)
          Ronald L. Havner, Jr.
                                                    Vice President and Chief Financial
          /S/ JACK E. CORRIGAN                      Officer (principal financial officer and     November 20, 2000
----------------------------------------            principal accounting officer)
            Jack E. Corrigan

            /S/ HARVEY LENKIN                       Director                                     November 20, 2000
----------------------------------------
              Harvey Lenkin

           /S/ VERN O. CURTIS                       Director                                     November 20, 2000
----------------------------------------
             Vern O. Curtis

         /S/ ARTHUR M. FRIEDMAN                     Director                                     November 20, 2000
----------------------------------------
           Arthur M. Friedman

           /S/ JAMES H. KROPP                       Director                                     November 20, 2000
----------------------------------------
             James H. Kropp

           /S/ ALAN K. PRIBBLE                      Director                                     November 20, 2000
----------------------------------------
             Alan K. Pribble

           /S/ JACK D. STEELE                       Director                                     November 20, 2000
----------------------------------------
             Jack D. Steele

                                                   EXHIBIT INDEX

Exhibit Number                                 Description

     23.1                               Consent of Independent Auditors.

     24.1                               Power of Attorney (contained on page 5 of this Registration Statement).